    As filed with the Securities and Exchange Commission on April 18, 2000

                                                      Registration No.

===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                          --------------------------

                          AGILENT TECHNOLOGIES, INC.
            (Exact name of Registrant as specified in its charter)

                          --------------------------


      Delaware                                             77-0518772
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                         Identification Number)

                               3000 Hanover Street
                           Palo Alto, California 94304
   (Address, including zip code of Registrant's principal executive offices)

                                1999 STOCK PLAN
                     1999 NON-EMPLOYEE DIRECTOR STOCK PLAN
                           (Full title of the plan)

                          --------------------------

                              Edward W. Barnholt
                            Chief Executive Officer
                          Agilent Technologies, Inc.
                              3000 Hanover Street
                          Palo Alto, California 94304
                                (650) 857-1501
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                          --------------------------

                                  Copies to:

Larry W. Sonsini , Esq.                              D. Craig Nordlund, Esq.
Donna M. Petkanics, Esq.                             Marie Oh Huber, Esq.
Wilson, Sonsini, Goodrich & Rosati                   Agilent Technologies, Inc.
Professional Corporation                             3000 Hanover Street
650 Page Mill Road                                   Palo Alto, CA 94304
Palo Alto, CA 94304                                  (650) 857-1501
(650) 493-9300

                          --------------------------



===========================================================================================================================
                                                 CALCULATION OF REGISTRATION FEE

         Title of Each Class                             Amount           Offering        Aggregate        Amount of
          of Securities to                               to be              Price          Offering       Registration
          be Registered                                Registered        Per Share (1)      Price             Fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock $0.01 par value
 To be issued under the Agilent
 Technologies, Inc.  1999 Stock Plan..........      967,500 shares         $77.8438        $75,313,829        $19,883

--------------------------------------------------------------------------------------------------------------------------
Common Stock $0.01 par value
 To be issued under the Agilent
 Technologies, Inc. 1999 Non-Employee
 Director Stock Plan..........................       12,900 shares          77.8438          1,004,186            266
--------------------------------------------------------------------------------------------------------------------------
  Total.......................................      980,400 shares             --           76,318,015         20,149
==========================================================================================================================

(1) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Such computation is based on the average of the high and low prices reported on the New York Stock Exchange, Inc. on April 17, 2000.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The contents of the registration statement on Form S-8, file no. 333-91121, filed on November 17, 1999 by the registrant are incorporated by reference.

Item 3.    Incorporation of Documents by Reference.

     The following documents have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference:

     (a) Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1999.

     (b) Registrant's Quarterly Report on Form 10-Q for the quarter ended January 31, 2000.

     (c)  Registrant's Current Report on Form 8-K filed on April 11, 2000.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on April 18, 2000.


                                      /s/ Edward W. Barnholt
                                      --------------------------------------
                                          Edward W. Barnholt
                                          President, Chief Executive Officer and
                                          Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints D. Craig Nordlund and Marie Oh Huber, and each of them, his or her attorneys-in fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on April 18, 2000 in the capacities indicated.


      Signature                                   Title
      ---------                                   -----
/s/ Edward W. Barnholt          President, Chief Executive Officer and Director
----------------------          (Principal Executive Officer)
    Edward W. Barnholt

/s/ Gerald Grinstein            Chairman of the Board of Directors
--------------------
    Gerald Grinstein

/s/ Robert R. Walker            Vice President and Chief Financial Officer
--------------------            (Principal Financial Officer)
    Robert R. Walker

/s/ Dorothy D. Hayes            Vice President, Controller and Chief Accounting
--------------------            Officer (Principal Accounting Officer)
    Dorothy D. Hayes

/s/ Thomas E. Everhart          Director
----------------------
    Thomas E. Everhart

/s/ Walter B. Hewlett           Director
---------------------
    Walter B. Hewlett

/s/ David M. Lawrence           Director
---------------------------
    David M. Lawrence, M.D.

/s/ Randall L. Tobias           Director
---------------------
    Randall L. Tobias

/s/ Heidi Kunz                  Director
---------------------
    Heidi Kunz


                                 EXHIBIT INDEX

  Exhibit                     Document Description
  Number
------------   ------------------------------------------------------------
   4.1         1999 Stock Plan (Incorporated by reference to Registrant's
               Registration Statement on Form S-1 (File No. 333-85249)).

   4.3 1999 Non-Employee Director Stock Plan (Incorporated by reference to Registrant's Registration Statement on Form S-1 (File No. 333-
               85249)).

   5.1         Opinion of Wilson Sonsini Goodrich & Rosati, a Professional
               Corporation.


   23.1        Consent of Wilson Sonsini Goodrich & Rosati, a Professional
               Corporation is contained in the opinion of counsel filed as
               Exhibit 5.1.

   23.2        Consent of PricewaterhouseCoopers LLP.

   24.1 Power of Attorney (Included on the signature page to the Registration Statement -see page II-7).